Exhibit 10.7

GLOBAL CROSSING LIMITED

SENIOR EXECUTIVE SHORT-TERM INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of the Global Crossing Limited Senior Executive Short-Term Incentive Compensation Plan (the “Plan”) is to advance the interests of Global Crossing Limited (the “Company”) and its shareholders by providing incentives in the form of periodic bonus awards (“Awards”) to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under the Plan.

2. Administration. (a) The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (“Board”), or such other persons as the Compensation Committee may designate (the “Committee”). The Committee may delegate any of its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two “outside directors,” as defined under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Awards (subject to the limitations imposed on Awards in Section 4 below), to modify the terms of any Award that has been granted (except for any modification that wold increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3. Participation. Awards may be granted to senior executives of the Company and its subsidiaries who are “covered employees,” as defined in Section 162(m) of the Code, or whom the Committee anticipates may become covered employees. An executive to whom an Award is granted shall be a “Participant.”

4. Awards Under the Plan. (a) A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period which is established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of that performance period or, if less, the number of days which is equal to twenty five percent (25%) of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (A) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (B) net income; (C) operating income; (D) earnings per share of the Company’s stock; (E) book value per share of the Company’s stock; (F) return on shareholders’ equity; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) maintenance or improvement of profit margins; (L) stock price; (M) market share; (N) revenues or sales; (O) costs; (P) cash flow; (Q) cash used; (R) working capital; and (S) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance may be calculated without regard to extraordinary items. The maximum amount of an Award to any one Participant with respect to a fiscal year of the Company shall be $3 million.

(b) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards will be paid for that performance period until such certification is made by the Committee. The amount of the Award actually paid to any affected Participant (or, if such Participant is deceased, the Participant’s estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant within seventy-five (75) days after the end of that performance period or as otherwise determined by the Committee; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of an Award. Awards shall be payable in cash.

(c) Notwithstanding any other provision of the Plan, in the event a Participant should separate from service with the Company or a subsidiary for any reason (other than termination by the Company for “cause,” as defined by the Committee), the Committee may, in its absolute discretion, authorize the payment of all or a portion of such Participant’s Award in respect of the performance period during which the separation from service occurred.

(d) The provisions of this Section 4 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure deductibility by the Company and/or its subsidiaries of the payment of Awards.

5. Amendment and Termination of the Plan. (a) The Board may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

(b) No amendment, suspension or termination of the Plan shall, without the Participant’s consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

(c) The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments, rules or regulations, if any, to or under the Code or any other applicable laws.

6. Miscellaneous Provisions. (a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its subsidiaries.

(b) No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

(c) Except as otherwise may be required by law or approved by the Committee, a Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death) including, but not by way of limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries.

(d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

(e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than payments to be made by any of the subsidiaries, which shall be made by such subsidiary, as appropriate. Nothing herein is intended to restrict the Company from charging a subsidiary that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company’s (or subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

(f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

(g) The Plan shall be effective as of January 1, 2004. However, if the Plan is not approved by the affirmative vote of holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of the Company to be held in 2004, or at any adjournment date thereof, the Plan and all Awards thereunder shall thereupon terminate.